Exhibit 10.3

Exhibit 7.2(d)(vi)

ESCROW AGREEMENT

          This Escrow Agreement (this “Escrow Agreement”) is made by and among Michael D. Balsbaugh (“Balsbaugh”), Enterprise Financial Services Corp, a Delaware corporation (the “Company”), and UMB Bank, N.A., a national banking association, as escrow agent (“Escrow Agent”), effective as of _______, 2007 (the “Closing Date”).

RECITALS

          This is the “Balsbaugh Escrow Agreement” referred to in the Executive Employment Agreement dated ________, 2007 (the “Employment Agreement”) between the Company and Balsbaugh and made a condition of the Agreement and Plan of Merger dated November 22, 2006 among Clayco Banc Corporation, Great American Bank, Jeffrey J. Kieffer, as seller representative, and the Company.

          Capitalized terms used in this Escrow Agreement without definition shall have the respective meanings given to them in the Employment Agreement.

AGREEMENT

          The parties, intending to be legally bound, hereby agree as follows:

1.       ESTABLISHMENT OF ESCROW

          (a)          Balsbaugh is depositing with Escrow Agent a number of shares of the Company’s common stock, $0.01 par value, with an aggregate Market Price equal to One Million Dollars ($1,000,000) (the “Escrow Shares”).

          (b)          Escrow Agent acknowledges receipt of the Escrow Shares and agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Shares pursuant to the terms and conditions hereof.

2.       DISBURSEMENT OF ESCROW SHARES

          The Escrow Shares shall be disbursed:  (a) to the Company as soon as practicable after the date Balsbaugh ceases to be an employee of the Company or a subsidiary of the Company due to a Termination for Cause or a Voluntary Termination prior to the second anniversary of the Closing Date, (b) to Balsbaugh as soon as practicable after his employment with the Company is terminated pursuant to Section _______ [Balsbaugh disability or termination by Company without cause] of the Employment Agreement, (c) upon Balsbaugh’s death, to Balsbaugh’s estate, and (d) if not disbursed prior to such date, to Balsbaugh on the second anniversary of the Closing Date.   The Escrow Shares will not be disbursed to the Company or to any other person in connection with any amounts or shares that the Escrow Agent holds under that certain Escrow Agreement dated the same date as this Escrow Agreement among Jeffrey J. Kieffer, Clayco Banc Corporation, the Company and Escrow Agent.

3.       VOTING OF ESCROW SHARES

          For so long as any Escrow Shares (or any additional securities issued with respect thereto) are held by the Escrow Agent in accordance with the terms of this Escrow Agreement, Balsbaugh shall have the absolute right to vote the Escrow Shares (and any additional securities issued with respect thereto) on all matters with respect to which the vote of the shareholders of Buyer is required or solicited.  The Escrow Agent shall promptly forward to Balsbaugh copies of any proxy solicitation material received with respect to the Escrow Shares.

4.       DIVIDENDS ON ESCROW SHARES

          For so long as any of the Escrow Shares (or any additional securities with respect thereto) are held by the Escrow Agent in accordance with the terms of this Escrow Agreement, Balsbaugh shall have the absolute right to all dividends and distributions (of whatever nature) on the Escrow Shares (and any additional securities with respect thereto, and any interest or earnings upon such dividends, distributions or additional securities).  The Escrow Agent shall deliver to Balsbaugh any amounts or securities paid or issued in respect of Escrow Shares within 10 days of receiving such dividends.

5.       TERMINATION OF ESCROW

          This Escrow Agreement shall terminate on the date the Escrow Agent disburses the Escrow Shares in accordance with Section 2.

6.       DUTIES OF ESCROW AGENT

          (a)          Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement.  Uninvested funds held hereunder shall not earn or accrue interest.

          (b)          Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Escrow Agreement.  Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of such amounts, or any loss of interest incident to any such delays.

          (c)          Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof.  Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.  Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

          (d)          Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

          (e)          Escrow Agent does not have any interest in the Escrow Shares deposited hereunder but is serving as escrow holder only and having only possession thereof.  Escrow Agent has no setoff rights against the Escrow Shares under Section 6(b) or any other reason.  Any payments of income from the Escrow Shares shall be subject to withholding regulations then in force with respect to United States taxes.  The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications.  Sections 6(e) and 6(b) of this Escrow Agreement shall survive notwithstanding any termination of this Escrow Agreement or the resignation of Escrow Agent.

          (f)          Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

          (g)          Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (h)          Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.  The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto.  If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

          (i)          In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Shares until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Shares or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Shares, in which event Escrow Agent shall disburse the Escrow Shares in accordance with such order or agreement.  Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable.  Escrow Agent shall act on such court order and legal opinion without further question.

          (j)          The Company shall pay the Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $1,000 at the time of execution of this Escrow Agreement and $1,500 annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

          (k)          No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto.

          (l)          The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

7.       LIMITED RESPONSIBILITY

          This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto.  No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent.  Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

8.       OWNERSHIP FOR TAX PURPOSES

          For purposes of federal and other taxes based on income, Balsbaugh will be treated as the owner of the Escrow Shares and will report all income, if any, that is earned on, or derived from, the Escrow Shares as his income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.  Escrow Agent shall for each appropriate year, prepare tax reports on Form 1099 as to Balsbaugh’s income and deliver the same to Balsbaugh promptly after the calendar year involved.

9.       NOTICES

          All notices, consents, waivers and other communications under this Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Michael Balsbaugh:	Michael D. Balsbaugh
12255 West 128th Street
Overland Park, KS 66213

with a copy to:	Mark A. Bluhm
Lathrop & Gage, L.C.
2345 Grand Boulevard, Suite 2800
Kansas City, Missouri 64108-2612
Facsimile No. 816-292-2001

Company:	Enterprise Bank & Trust
150 North Meramec Avenue, Suite 300
St. Louis, Missouri 63105-3753
Attention: Peter F. Benoist
Facsimile No.: 314-812-4045

with a copy to:	Husch & Eppenberger, LLC
190 Carondelet Plaza, Suite 600
St. Louis, Missouri 63105-3441
Attention: Mary Anne O’Connell
Facsimile No.: 314-480-1505

Escrow Agent:	2 South Broadway, Suite 435
St. Louis, MO 63102
Attention: Corporate Trust
Facsimile No.: 314-612-8499

10.     JURISDICTION; SERVICE OF PROCESS

          Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement shall be brought in the courts of the State of Missouri, County of St. Louis, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Missouri.  Each of the parties consents to the jurisdiction of all such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11      COUNTERPARTS

           This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.  In addition, the transaction described herein may be conducted and related documents may be stored by electronic means.  Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

12.      SECTION HEADINGS

           The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

13.      WAIVER

           The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

14.      EXCLUSIVE AGREEMENT AND MODIFICATION

           This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Escrow Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Escrow Agreement may not be amended except by a written agreement executed by the Company, Balsbaugh and the Escrow Agent.

15.      GOVERNING LAW

           This Escrow Agreement shall be governed by the laws of the State of Missouri, without regard to conflicts of law principles.

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          IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.

Company:

Enterprise Financial Services Corp	Balsbaugh:

By:

Peter F. Benoist	Michael D. Balsbaugh
Chairman and Executive Vice-President

Escrow Agent:

UMB Bank, N.A.

By:

Victor Zarrilli, Vice President